Exhibit 5

EPHRAIM ABRAMSON & CO.
ADVOCATES

August 29, 2006

B.O.S. Better Online Solutions Ltd.
Beit Rabin, Teradyon Industrial Park
Misgav, Israel

Re: Form S-8

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 (“Registration Statement”) of B.O.S. Better Online Solutions Ltd. (the “Company”), an Israeli corporation, with respect to the registration of an additional 875,000 Ordinary Shares, nominal value NIS 4.00 per share, of the Company, pursuant to the 2003 Israeli Share Option Plan.

We have been requested to furnish an opinion to be included as an Exhibit to the Registration Statement.

In conjunction with the furnishing of this opinion, we have examined such corporate documents and have made such investigation of matters of act and law as we have deemed necessary to render this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies. As to various questions of fact material to the opinions expressed herein, we have relied, without independent investigation, upon statements and certificates of officers of the Company and public officials. Furthermore, we have assumed that the Company is satisfying the various substantive requirements of Form S-8.

EPHRAIM ABRAMSON & CO.
ADVOCATES

We expressly except from this opinion any opinion concerning the propriety of any issuance of shares, or of the consideration tendered for such shares, and any opinion concerning the tradability of any shares whether or not issued under the Registration Statement.

We are qualified to practice law in the State of Israel only, and the opinions expressed herein are limited to the laws of the State of Israel.

Based upon such examination and investigation, and upon the assumption that there will be no material changes in the documents examined and the matters investigated, we are of the opinion that the 875,000 Ordinary Shares which are the subject of the Registration Statement, have been duly authorized by the Company and that, when issued upon the exercise of options in accordance with the terms of the stock option plan, will be validly issued, fully paid and non-assessable.

This opinion may be relied upon by you only in connection with the filing of the Registration Statement, and we consent to the filing of this opinion as an exhibit 5 to the Registration Statement. This opinion may not be used or relied upon by you or any other person for any other purpose whatsoever, without our prior written consent.

Yours truly, /s/ Ephraim Abramson & Co. Ephraim Abramson & Co.